GMAC MORTGAGE



               Management's Assertion Concerning Compliance
              With Regulation AB Item 1122 Servicing Criteria



March 6, 2007


GMAC Mortgage, LLC (the "Company") has responsibility for assessing compliance to Regulation AB hem 1122(d) Servicing Criteria for the GMACM Private Platform (the"Platform"). As of, and for the period ending December 31. 2006, the Company has used the applicable 1122(d) servicing criteria listed below for assessing compliance:

        - 1122(d)(1)(i),(ii),(iv); 1122(d)(2)(i),(ii),(iii),(v),(vi),(vii);
          1122(d)(4)(iii),(iv),(v),(vi),(vii),(viii),(ix),(x),(xi),(xii),
          (xiii),(xiv),(xv)

The following servicing criteria are not applicable to the Company:

         - 1122(d)(1)(iii):1122(d)(2)(iv);1122(d)(3)(i),(ii); 1122(d)(4)
           (i),(ii)

The Company has engaged certain vendors (the "Vendors") to perform specific and limited, or scripted activities, and the Company elects to take responsibility for assessing compliance with the servicing criteria applicable to the Vendors set forth below:


        - 1122(d)(2)(i) 1122(d)(4)(iv)
        - A vendor posts cash receipts received via lockbox submission to the Company's lockbox clearing account.

        - 1122(d)(4)(xi), (xiii)
        - A vendor provides certain information to the Company to assist the Company in making tax and insurance payments not behalf of certain obligors.

The Company has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole. The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole.

The Company has complied, in all material respects, with the applicable servicing criteria above as of and for the period coding December 31, 2006 for the asset-backed transactions listed in Appendix A taken as a whole (such transactions, collectively, the "GMACM Private Platform").




An independent registered public accounting firm has issued an atteshtion report on the Company's assessment of compliance with the applicable servicing criteria as of, an for the period ending December 31, 2006.




/s/ Anthony N. Renzi
-----------------------------
Anthony N. Renzi
Executive Vice President
GMAC Mortgage, LLC




Appendix A
----------

 Security



SACO06-1
SACO06-12
SACO06-3
2006-5
SACO06-10
SACO06-6
SACO06-7
SACO06-9
SACO06-9
GPMF206AR6
GPMF206AR7
GPMF206AR8
2006-ARS1
LMT 2006-7
LXS06-18N
2006-B
BAFC 065
HBVWO6SB1
GSMPS06RP1
GSR 2006-2F
GSR 2006-AR1
GSR 2006-6F
MSM06-10SL
MSM06-14SL
GPMF206AR4
GPMF206AR5
LXS2006-12N
LXS2006-GP4
2006-3H
2006-GEL3
LMT2006-2
SAIL2006-2
2006-4N
2006-GP1
2006-GP2
2006-GP3
LXS0610N
NAAC2006S1
NAAC2006S2
2006-GEL4
2006-RF2
2006-S1
LXS 06-10N
LXS 06-12N
LXS 2006-7
LXS 2006-8
LXS2006-11
LXS2006-13
2006-1
MALT 2006-1
MALT 2006-3
MALD 2006-1
2006-HE1
CSMC 2006-1
CSMC 2006-8
CSMC 2006-9
LUM 2006-4
LUM 2006-5
MARM 060A2
MARP 06-2
MIT 2006-1
MSM 06-1AR
MSM 06-9AR
MSM06-13ARX
MSM06-15XS
MSM06-16AX
MSM06-17XS
SASCO 06BC2
BAFC 06-1
BAFC 06-2
BAFC 06-4
GSR 2006-3F
MASTR 06-1
MASTR 06-3
MASD 2006-2
ACE2006-SL1
ACE2006-SL4
MASD2006-2
MASD2006-3
BAYVW2006-D
BSABS06SD2
BSALTA 06-1
BSALTA 06-3
BSALTA 06-4
BSALTA 06-5
BSALTA 06-8
BSARM2006-2
DBALT06AB1
DBALT06AB2
DBALT06AB3
DBALT06AB4
DBALT06AF1
DBALT06AR1
DBALT06AR2
DBALT06AR3
DBALT06AR5
DBALT06AR6
DBALT06OA1
HBRVW 06-10
HBRVW 06-3
HBRVW 06-8
PRIM06-CL1
SACO06-11
SAIL 2006-3
2006-AR3
2006-AR4
2006-S5
GSR2006-AR2
HBVW2006-13
HBVW2006-14
MARP 06-1
NHELI06AF1